UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2023

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of December 12, 2023, the Board of Directors (the “Board”) of EQT Corporation (the “Company”) approved and adopted certain amendments to the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”):

•	Sections 1.01, 1.02, 1.06, and 1.07 of the Bylaws have been amended to expressly incorporate references to the Company’s ability to hold a meeting of shareholders by means of Internet or other electronic communications technology, consistent with the existing provisions of the Pennsylvania Business Corporations Law of 1988, as amended.

•	Section 1.03 of the Bylaws has been amended to provide that in the absence of the Chair of the Board and the Chief Executive Officer, the Chair of the Corporate Governance Committee shall preside at meetings of the shareholders.

•	Section 1.08(a) of the Bylaws has been amended to add a technical clarification that acknowledges certain shareholder rights to submit proposals under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including but not limited to notice rights under Item 7(f) of Schedule 14A.

•	Section 1.08(b) of the Bylaws has been amended to clarify that a shareholder request for a special meeting pursuant to Section 1.06(iii) of the Bylaws must be delivered in writing to the Company’s Secretary at the principal executive offices of the Company.

•	Section 1.09 of the Bylaws has been amended to (i) address the adoption by the U.S. Securities and Exchange Commission of the universal proxy rules as set forth in Rule 14a-19 of the Exchange Act (the “Universal Proxy Rules”), by clarifying that any shareholder who intends to solicit proxies in support of a director nominee other than the Board’s nominees must comply with the Universal Proxy Rules and applicable sections of the Bylaws, including, without limitation, applicable notice and solicitation requirements set forth in the Bylaws, and if such shareholder fails to comply with certain specified requirements, the Company may disregard any proxies or votes solicited for such shareholder’s director nominees and (ii) enhance certain procedural mechanics, including addressing the color of proxy cards reserved for use by the Company and requiring that nominees proposed by shareholders submit to interviews with the Board or any Board committee within ten (10) days after any reasonable request therefor.

•	Sections 2.01 and 2.02 of the Bylaws have been amended to provide that the principal office of the Company shall be located within the Commonwealth of Pennsylvania, at such place as may be determined by the Board from time to time.

•	Section 5.01 of the Bylaws has been amended to conform to the current standing committees of the Board.

The Bylaws, as amended, also incorporate certain clarifying, ministerial, non-substantive, and conforming changes.

A marked copy illustrating the changes made to the Bylaws pursuant to these Bylaws amendments and a fully restated version of the Company’s Amended and Restated Bylaws, as amended through December 12, 2023, are filed herewith as Exhibits 3.1 and 3.2, respectively. The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws filed herewith as Exhibit 3.2, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Marked Changes to EQT Corporation Amended and Restated Bylaws
3.2	EQT Corporation Amended and Restated Bylaws (as amended through December 12, 2023)
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: December 12, 2023	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President, General Counsel and Corporate Secretary